Exhibit 32.2
Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned certifies that to the best of my knowledge:
(1)the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the quarter ended September 30, 2026 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.
October 29, 2026

/s/ Carrie L. Anderson
Carrie L. Anderson
Executive Vice President and Chief Financial Officer